EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated September 13, 2023, relating to the financial statements of Laredo Oil, Inc. as of May 31, 2023 and to all references to our firm included in this Annual report.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 13, 2023